OFFICE LEASE AGREEMENT

     THIS OFFICE LEASE AGREEMENT (the "Lease") is made and entered into as of the 27th day of February, 2003, by and between CA-SHORELINE TECHNOLOGY PARK LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and ACTEL CORPORATION, a California corporation ("Tenant").

I.   Basic Lease Information.

     A. "Building 2051" shall mean the building located at 2051 Stierlin Court, Mountain View, California and commonly known as Shoreline Technology Park Building 8. "Building 2061" shall mean the building located at 2061 Stierlin Court, Mountain View, California and commonly known as Shoreline Technology Park Building 9. "Building" and "Buildings" shall each mean, collectively, the 2051 Building and the 2061 Building.

     B. "Rentable Square Footage of the Buildings" is deemed to be 158,352 square feet.

     C. "Premises" shall mean the area shown on Exhibit A to this Lease. The Premises are comprised of the Buildings. The "Rentable Square Footage of the Premises" is deemed to be 158,352 square feet. All corridors and restroom facilities located on any full floor of the Buildings shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

     D.   "Base Rent":

          ----------------------------- -------------------------- --------------------- ---------------------
                                               Annual Rate                Annual               Monthly
                      Period                  Per Square Foot            Base Rent             Base Rent
          ----------------------------- -------------------------- --------------------- ---------------------
                   Months 1 - 15                   $14.76               $2,337,275.52          $194,772.96
          ----------------------------- -------------------------- --------------------- ---------------------
                  Months 16 - 27                   $15.20               $2,406,950.40          $200,579.20
          ----------------------------- -------------------------- --------------------- ---------------------
                  Months 28 - 39                   $15.66               $2,479,792.32          $206,649.36
          ----------------------------- -------------------------- --------------------- ---------------------
                  Months 40 - 51                   $16.13               $2,554,217.76          $212,851.48
          ----------------------------- -------------------------- --------------------- ---------------------
                  Months 52 - 63                   $16.61               $2,630,226.72          $219,185.56
          ----------------------------- -------------------------- --------------------- ---------------------
                  Months 64 - 75                   $17.11               $2,709,402.72          $225,783.56
          ----------------------------- -------------------------- --------------------- ---------------------
                  Months 76 - 87                   $17.62               $2,790,162.24          $232,513.52
          ----------------------------- -------------------------- --------------------- ---------------------
                  Months 88 - 99                   $18.15               $2,874,088.80          $239,507.40
          ----------------------------- -------------------------- --------------------- ---------------------
                  Months 100 - 111                 $18.69               $2,959,598.88          $246,633.24
          ----------------------------- -------------------------- --------------------- ---------------------
                  Months 112 - 123                 $19.25               $3,048,276.00          $254,023.00
          ----------------------------- -------------------------- --------------------- ---------------------


     E. "Tenant's Pro Rata Share": that amount expressed by a percentage, equal to the number of square feet included in the Premises divided by the number of square feet in the Building (i.e., as of the date of this Lease, 100.00%).

          "Tenant's Monthly Expense and Tax Payment": $61,757.28, which is Tenant's Pro Rata Share of the monthly estimated Expenses and monthly estimated Taxes (as more fully described in, and subject to adjustment as described in, Article IV below).

     F. "Term": A period of 123 months. The Term shall commence on November 1, 2003 (the "Commencement Date") and, unless terminated early in accordance with this Lease, end on January 31, 2014 (the "Termination Date"). Notwithstanding the foregoing, the Commencement Date shall be extended beyond November 1, 2003 only as a result of an event of Force Majeure which results in an actual delay of Substantial Completion of the Initial Alterations beyond September 1, 2003 and/or for any actual delay in Substantial Completion of the Initial Alterations beyond September 1, 2003 which delay results directly from an act or omission by Landlord; provided, however, that Tenant shall provide to Landlord prior written notice of such delay at the time it occurs (but in no event later than 2 Business Days thereafter) and Landlord shall have one Business Day after its receipt of Tenant's notice to cure such delay prior to the extension of the Commencement Date beyond November 1, 2003. Promptly after the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit C.

     G. Tenant allowances: Up to $8,687,190.72 and $20,140.00, as each is more fully described in the Work Letter attached hereto as Exhibit D.

     H. "Security Deposit": The sum of $500,000.00, in the form of a letter of credit, as more fully described in Article VI of this Lease.

     I.   Intentionally Omitted.

     J. "Broker": Collectively, C.B. Richard Ellis Corporate Services (as Tenant's broker) and Cornish & Carey (as Landlord's broker).

     K. "Permitted Use": General office, semiconductor development, light manufacturing, research and development and, subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, all other legal uses.

     L.   "Notice Addresses":

          Tenant:

          On and after the Commencement Date, notices shall be sent to Tenant at the Premises, Attention: Facilities Manager, with a copy to General Counsel.

          With a copy to:


          Wilson Sonsini Goodrich & Rosati
          650 Page Mill Road
          Palo Alto, CA 94304
          Attention:  Chair of Real Estate Group


          If any additional person listed above fails to receive the copy of the notice of Tenant default, the validity of the notice served on Tenant shall not be affected thereby.

          Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

          Actel Corporation
          955 East Arques Avenue
          Sunnyvale, California 94086
          Attention:  Facilities Manager and General Counsel

          Landlord:                              With a copy to:

          CA-Shoreline Technology Park Limited   Equity Office
          Partnership                            Two North Riverside Plaza
          c/o Equity Office                      Suite 2100
          5104 Old Ironsides Drive, Suite 100    Chicago, Illinois 60606
          Santa Clara, California 95054          Attention: Regional Counsel
          Attention:  Property Manager             - San Jose Region

          If any additional person listed above fails to receive the copy of the notice of a Landlord breach of this Lease, the validity of the notice served on Landlord shall not be affected thereby.

     M. "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Presidents' Day, Martin Luther King, Jr. Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays").

     N. "Landlord Work" means the work that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the "Work Letter") attached as Exhibit D.

     O. "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

     P. "Normal Business Hours" for the Building are 7:00 A.M. to 6:00 P.M. on Business Days.

     Q. "Property" means the Buildings and the parcel(s) of land on which they are located and, at Landlord's discretion, the landscaping, the parking facilities and all other improvements owned by Landlord and serving the Buildings and the tenants thereof and the parcel(s) of land on which they are located.

     R. "Project" means that certain office project commonly known as "Shoreline Technology Park", which currently includes the buildings located at 2011 Stierlin Court ("Shoreline Technology Park Building 1"), 2021 Stierlin Court ("Shoreline Technology Park Building 2"), 2023 Stierlin Court ("Shoreline Technology Park Building 3"), 2025 Stierlin Court ("Shoreline Technology Park Building 5"), 2027 Stierlin Court ("Shoreline Technology Park Building 6"), 2029 Stierlin Court ("Shoreline Technology Park Building 7"), 2051 Stierlin Court
          ("Shoreline   Technology   Park  Building  8"),  2061  Stierlin  Court
          ("Shoreline   Technology   Park  Building  9"),  2071  Stierlin  Court
          ("Shoreline   Technology  Park  Building  10"),  2081  Stierlin  Court
          ("Shoreline Technology Park Building 11"), 2081 Stierlin Court ("Shoreline Technology Park Building 11.5"), and 2091 Stierlin Court ("Shoreline Technology Park Building 12"), the Property and the Exterior Common Areas (defined below), and, at Landlord's option, the parking facilities serving the Project, all of which are located in Mountain View, California. Notwithstanding the foregoing, Landlord and Tenant agree that the definition of the Project may change from time to time if Landlord elects to add or remove buildings or parcels of land to or from the Project. In such event, the definition of "Project" shall be deemed to be amended without any further action of the parties herein to reflect such addition or deletion of building(s) or parcels of land to or from the Project. In the event that Landlord adds or removes buildings or parcels of land to or from the Project, such modification of the Project shall not unreasonably and adversely
          (i) interfere with Tenant's use of the Premises, or (ii) diminish Tenant's parking rights as provided in the Parking Agreement attached hereto as Exhibit F.

     S. "Exterior Common Areas" mean those areas of the Project and/or the Property which are not located within the Buildings or any other building and which are provided and maintained for the use and benefit of Landlord and tenants of the Building (if any) and/or the Project generally and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, any parking garage, artificial lakes, walkways, plaza, roads, driveways, sidewalks, surface parking and landscapes, if any, and any recreation areas, including, but not limited to, that certain recreation area (the "Recreational Area") which is maintained by Landlord in the area between Shoreline Technology Park Building 3 and Shoreline Technology Park Building 5. As of the date of this Lease, the Recreational Areas include the following: a tennis court, basketball court, softball diamond, barbecue area and picnic tables. Notwithstanding the foregoing to the contrary, the tenants' right to use the Recreational Area shall be subject to the right of the City of Mountain View ("City") to require, pursuant to that certain Deferred Parking Agreement by and between WRC Properties, Inc. a Delaware corporation and the City of Mountain View dated as of June 1, 1989 (the "City Parking Agreement"), that a portion of the Recreational Area be paved and used for parking purposes at a time to be determined at the discretion of the City.

     T. "Initial Alterations" means the work that Tenant is obligated to perform in the Premises pursuant to the Work Letter attached as Exhibit D.

II.  Lease Grant.

     Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, amenities, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas, and lobby areas (collectively, the "Common Areas").

III. Adjustment of Commencement Date; Possession.

     A. The Landlord Work and the Initial Alterations shall each be accomplished in a good and workmanlike manner and shall be deemed to be "Substantially Complete" on the date that all Landlord Work or the Initial Alterations, as the case may be, has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises. The Commencement Date and Termination Date shall be determined by Section I.F.

     B. Subject to the express terms of this Lease, the Premises are accepted by Tenant in "as is" condition and configuration. The parties acknowledge and agree that there are no representations or warranties by Landlord regarding the condition of the Premises, the Building or the Project, except to the extent expressly stated herein. Except to the extent caused by Tenant, any Tenant Party or any Tenant Related Party, as of the date of Substantial Completion of the Landlord Work (but expressly excluding the Initial Alterations or any portions of the Premises to the extent such portions are damaged, removed or affected by the Initial Alterations), the base Building electrical, heating, ventilation and air conditioning, mechanical and plumbing systems of the Premises and all currently existing interior improvements (excluding the UPS and the Cable Trays, as such terms are defined in Sections V and VI, respectively, in Exhibit E to this Lease) of the Premises and the landscaping, lighting, drainage, sprinkler systems, water features of the Exterior Common Area and located proximate to the Buildings (subject to the terms of this
          Section III.B below), and, to Landlord's actual knowledge, the sewer system of the Project, shall be in good order and satisfactory condition. If the foregoing are not in good working order as provided above, Landlord shall be responsible for repairing or restoring same at its cost and expense. For purposes of this Section, "Landlord's actual knowledge" shall be deemed to mean and limited to the current actual knowledge of Jason Goff at the time of execution of the Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any Landlord Related Parties and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby. Landlord's obligation with respect to the condition of the water features of the Exterior Common Area located proximate to the Buildings shall only apply to the extent that the same continue to exist in the same order as of the date of this Lease. Landlord's obligation as stated above with respect to such water features shall in no event apply in the event that the water features are removed and/or replaced. Notwithstanding anything contained herein to the contrary, Tenant shall have 24 months from the completion of Landlord Work in which to discover and notify Landlord of any latent defects in the Landlord Work and the base Building systems. Landlord shall be responsible for the correction (including the costs thereof) of any latent defects with respect to which it received timely notice from Tenant. Landlord shall be responsible for correcting any violations of Laws in effect as of the date of this Lease and as interpreted in Santa Clara County and, if applicable, by the City of Mountain View, with respect to the Premises and the Exterior Common Areas. Further, Landlord shall be responsible for correcting any violations of Laws in effect as of the date of this Lease and as interpreted in Santa Clara County and, if applicable, by the City of Mountain View, with respect to the Premises and the Exterior Common Areas which violations arise solely and directly as a result of the construction of the Landlord Work and/or the Initial Alterations but only to the extent any such compliance requirement relates to normal and customary general office and manufacturing improvements located in the Premises (as opposed to improvements which are specialized for Tenant's specific use of the Premises). Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Laws and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Laws; provided, however, that such contest shall in no event adversely affect Tenant's ability to Substantially Complete the Initial Alterations in a timely manner or Tenant's use of the Premises. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding anything to the contrary contained herein, Tenant, not Landlord, shall be responsible for the costs and expenses of the correction of any violations that arise out of the specific nature of Tenant's business in the Premises, the acts or omissions of Tenant (excluding filing for permits related to the Initial Alterations), its agents, employees, invitees or contractors, Tenant's arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Landlord Work and excluding filing for permits related to the Initial Alterations) and any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with any such Laws.

          If Landlord has not delivered the Premises to Tenant before the Required Delivery Date (defined below), Tenant, as its sole remedy (unless Landlord willfully refused to deliver the Premises to Tenant in bad faith and without cause), may terminate this Lease by giving Landlord written notice of termination on or before the date which is 5 Business Days after the Required Delivery Date. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid Rent and Security Deposit previously advanced by Tenant under this Lease and, at such time, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. The "Required Delivery Date" shall mean 10 Business Days following the date upon which this Lease is fully executed and delivered by the parties hereto and all prepaid Rent and Security Deposits (including the Letter of Credit as defined in Article VI) required of Tenant under this Lease are delivered to Landlord.

     C. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease except that Tenant shall not be required to pay Rent (defined in Section IV.A.) or pay any charges or fees related to utilities and Tenant's use of freight elevators to Landlord for such period prior to the Commencement Date. Subject to the terms of this
          Section III.C., Landlord grants Tenant the right to enter the Premises, following full execution of this Lease and delivery of any required prepaid Rent and Security Deposits to Landlord, at Tenant's sole risk, for the purpose of performing the Initial Alterations (as defined in Exhibit D to this Lease) and installing equipment, furnishings and other personalty and, for no more than a total of 60 days, operate Tenant's business at the Premises.

          If Tenant Substantially Completes the Initial Alterations prior to September 1, 2003, Tenant shall be required to pay Rent commencing on the 61st day thereafter at the initial rental rates described in
          Section I.D but, notwithstanding the foregoing and subject to the terms of Section I.F, in no event shall Tenant's obligation to pay Rent hereunder commence after November 1, 2003.

IV.  Rent.

     A. Payments. As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction, Base Rent and Additional Rent in accordance with the terms and conditions of this Lease. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the fourth full calendar month of the Term (following the Base Rent and Expenses Abatement Period) shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 5% of the past due Rent, provided that Tenant shall be entitled to written notice and a grace period of 5 days for the first late payment of Rent in a given calendar year and a grace period of 5 days for the second late payment of Rent in a given calendar year (without benefit of written notice from Landlord). If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D.) for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

     B. Payment of Tenant's Pro Rata Share of Expenses and Taxes. Tenant shall pay Tenant's Pro Rata Share of the total amount of Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D) for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Expenses and Taxes, which initial monthly sum is defined in Section I.E. above as the "Tenant's Monthly Expense and Tax Payment". If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's Monthly Expense and Tax Payment shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Rent.

          As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a reasonably detailed statement of the actual amount of Expenses and Taxes for the prior calendar year and Tenant's Pro Rata Share of the actual amount of Expenses and Taxes for the prior calendar year. Landlord shall use reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.

     C. Expenses Defined. "Expenses" means the sum of (i) all direct and indirect costs and expenses incurred by Landlord in each calendar year in connection with operating, maintaining, repairing, and managing the Buildings and the Property (including any costs and expenses in connection with operating, maintaining, repairing and managing the Exterior Common Areas located on the Property to the extent such costs and expenses are not deemed to be costs and expenses of the Project as a whole), and (ii) the Buildings' and the Property's allocable percentage of (a) all costs of operating, maintaining, repairing and managing the Project (including any costs and expenses in connection with operating, maintaining, repairing and managing the Exterior Common Areas located on the Project to the extent such costs and expenses are not specifically allocated to and payable by individual buildings within the Project), (b) all costs, fees or other amounts payable to any association established for the benefit of the Project and/or other properties, and (c) all fees payable to the company or association, if applicable, managing the parking areas within the Project, including, but not limited to:

          1. Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans for personnel at or below the level of general manager.

          2. Management fees, and the Buildings' share of the cost of equipping and maintaining a management office (at fair market rent as reasonably determined by Landlord), accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services). However, in no event shall the aggregate management fees for the Buildings exceed 1.5% of the Base Rent for the Buildings.

          3. The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment.

          4. Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings. Notwithstanding the foregoing, Tenant's Pro Rata Share of insurance deductibles shall not exceed $500,000.00 in the aggregate for any one event, which amount shall be included in Tenant's Pro Rata Share of Expenses over up to a five (5) year period with the amount paid by Tenant not to exceed $100,000.00 in any 12 month period of the Term; provided, however, that the foregoing limitation on Tenant's obligation to pay its Pro Rata Share of insurance deductibles during the Term shall not apply to any event which results from the active negligence or willful misconduct of Tenant or any of its agents, employees, invitees or contractors.

               Further, notwithstanding the foregoing, Tenant's Pro Rata Share of premiums for earthquake insurance only shall not increase by more than 20% per calendar year on a compounding and cumulative basis over the course of the Term. In other words, Tenant's Pro Rata Share of premiums for earthquake insurance for the second calendar year of the Term shall not exceed 120% of the Controllable Expenses for the first calendar year of the Term. Tenant's Pro Rata Share of premiums for earthquake insurance for the third calendar year of the Term shall not exceed 120% of the limit on Tenant's Pro Rata Share of premiums for earthquake insurance for the second calendar year of the Term, etc. By way of illustration, if Tenant's Pro Rata Share of premiums for earthquake insurance was $10.00 per rentable square foot for the first calendar year of the Term, then Tenant's Pro Rata Share of premiums for earthquake insurance for the second calendar year of the Term shall not exceed $12.00 per rentable square foot, and Tenant's Pro Rata Share of premiums for earthquake insurance for the third calendar year of the Term shall not exceed $14.40 per rentable square foot. The foregoing cap on Tenant's Pro Rata
               Share of premiums for earthquake insurance shall in no event apply if Tenant, pursuant to Article XV, exercises its right to require Landlord to carry earthquake insurance.

          5. The Buildings' share of allocable Electrical Costs (defined below) and charges for water, gas, steam and sewer, but excluding those charges for which Landlord is reimbursed by tenants. "Electrical Costs" means: (a) charges paid by Landlord for electricity (and, during such time Tenant is the Sole Tenant of the Building and contracts directly for such service, only respecting the Exterior Common Areas and, during such time that Tenant is not the Sole Tenant of the Building or Tenant does not directly contract for such service, respecting the Exterior Common Areas and the Common Areas of the Buildings); and (b) costs incurred in connection with an energy management program for the Buildings and the Project.

          6. The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Buildings or Project which are: (a) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Buildings or Project; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Buildings or
               Project, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord.
               "Payback Period" means the reasonably estimated period of time that it takes for the operating cost savings in clause (a) above resulting from a capital improvement to equal the total cost of the capital improvement. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement.

          7. The Buildings' allocable share of fees, costs and expenses relating to operating, managing, owning, repairing and maintaining the parking facilities servicing the Building or Project, and the Recreational Area (defined in Section I.S. above) or any other fitness facilities, conference center(s), or other amenities (if any) in the Project.

               If Landlord incurs Expenses for the Building, the Property or the Project together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building, the Property and the Project and the other buildings or properties. Expenses shall not include: the cost of capital improvements (except as set forth in Section IV.C.6 above); depreciation; interest (except as provided above for the amortization of capital improvements); amortization (except as set forth in
               Section IV.C.6 above); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance (or would have been reimbursed by insurance had Landlord carried the insurance required to be carried by Landlord under this Lease) or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies, legal fees in negotiating and preparing lease documents, and construction, improvement and decorating costs in preparing space for initial occupancy by a specific tenant; lease concessions, including rental abatements and construction allowances, granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the
               Building, including brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges; fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D), or Expenses or any other sums required to be paid by Landlord; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Buildings or Project under their respective leases.

               The following items are also excluded from Expenses:

               (a) Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in
                    Section IV.C.2 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

               (b) Any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees or any other occupant of the Building or the Project.

               (c)  Advertising and promotional expenditures.

               (d)  Landlord's charitable and political contributions.

               (e)  Ground lease rental.

               (f) Attorney's fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Project (including violations of Law by any other tenant of the Project).

               (g) The cost or expense of any services or benefits provided generally to other tenants in the Project and not provided or available to Tenant.

               (h) All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building).

               (i)  Any  expenses  for  which   Landlord  has  received   actual
                    reimbursement (other than through Expenses).

               (j) Costs incurred by Landlord in connection with the correction of defects in design and original construction of the Buildings or Property and costs incurred by Landlord for the repair of structural defects in the Buildings.

               (k) Costs incurred (less costs of recovery) for any items to the extent covered by a manufacturer's, materialman's, vendor's or contractor's warranty (a "Warranty").

               (l) Any costs, fines or penalties incurred due to violations by Landlord of any Law which was in effect (and as interpreted) as of the date of this Lease.

               (m) The cost of complying with any Laws in effect (and as enforced) on the Commencement Date, provided that if any portion of the Building that was in compliance with all applicable Laws on the Commencement Date becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof.

               (n) Any cost or expense related to the removal, cleaning, abatement or remediation of Hazardous Materials (as defined in Exhibit E to this Lease) in or about the Building, Common Area or Property, including, without limitation, hazardous substances in the ground water or soil, except to the extent such nonmaterial removal, cleaning, abatement or remediation is incidental to the general repair and maintenance of the Building, Common Area or Property.

               (o) 50% of any increases in real estate taxes due to a one-time sale or transfer of ownership of the Buildings in which the Premises are located during the first thirty-six (36) months of the original Term of this Lease.

               (p) The cost of repairs and maintenance equitably allocated by Landlord to other buildings in the Project.

               (q)  Intentionally omitted.

               (r) Repairs, maintenance and replacement of the heating, ventilating and air conditioning units servicing the 2051 Building in excess of normal repair and maintenance (as
                    defined   below)   until  the  day   following   substantial
                    completion  of the  HVAC  Replacement  Work (as  defined  in
                    Section IX.B of this Lease) with respect to the 2051 Building; and repairs, maintenance and replacement of the heating, ventilating and air conditioning units servicing the 2061 Building in excess of normal repair and maintenance until the day following substantial completion of the HVAC Replacement Work with respect to the 2061 Building; provided that the foregoing carve out from Expenses shall in no event apply to the extent that any such items are covered under Tenant's Service Contract. For purposes of the foregoing, "normal repair and maintenance" shall mean the repair and/or replacement of filters, belts, fan shafts, bearings, damper motors, damper linkage, condenser fan motors, contactors, pressure switches, gas valves, hot surface ignition systems, refrigerant, refrigeration oil and pump seals. "Normal repair and maintenance" expressly excludes the repair or replacement of compressors, evaporator and condenser coils, variable frequency drives, evaporator and supply fan motors, electronic control boards or heat exchangers or any single repair to any one heating, ventilating and air conditioning unit servicing the Premises costing in excess of $2,500.00.

               (s)  Any  income,   capital  levy,  capital  stock,   succession,
                    transfer, franchise, gift, estate or inheritance tax.

               (t)  Insurance  deductibles in excess of the amounts  provided in
                    Section IV.C.4 of this Lease (except to the extent such limitation does not apply pursuant to the terms of this Lease).

               (u) Subject to the terms and conditions of Article XVII of this Lease, the costs of repair or replacement of the Buildings or the Project resulting from fire, earthquake and other casualty except with respect to Tenant's Pro Rata Share of insurance deductibles (subject to any limitations thereon as expressly stated herein) and as otherwise stated in this Lease.

               (v) The costs of repair, maintenance and/or replacement of the elevators in the Buildings in excess of $5,000.00 in any 12 month period of the Term.

               (w) Costs respecting the structural and underground portions of the Premises and the Property, including underground utilities of the Project (including sewer lines and storm drains).

               (x) Taxes to the extent equitably allocated by Landlord to other buildings in the Project.

               (y) The cost of insurance to the extent equitably allocated by Landlord to other buildings in the Project.

               (z) The costs for repairs and replacements beyond normal wear and tear to the Premises, the Buildings and the Project, as reasonably determined by Landlord, which are not caused or exacerbated directly or indirectly by Tenant or any Tenant Party during the first 12 months of the initial Lease Term only.

               If Tenant is not the Sole Tenant of the Building (either the 2051 Building or the 2061 Building, as the case may be), in the event that either the 2051 Building and/or the 2061 Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total rentable square footage of either of the 2051 Building and/or the 2061 Building, as the case may be, at any time during a calendar year, Expenses shall, at Landlord's option, be determined as if the 2051 Building and/or the 2061 Building, as the case may be, had been 95% occupied and Landlord had been supplying services to 95% of the total rentable square footage of either the 2051 Building and/or the 2061 Building, as the case may be, during that calendar year. In the event that Tenant is not occupying a material portion of the Premises and, as a result, Landlord may adjust Expenses for the Building in accordance with the concept described in this Paragraph, Landlord shall equitably adjust Tenant's Pro Rata Share of Expenses accordingly. In no event shall Landlord be entitled to a reimbursement from tenants for Expenses and Taxes in excess of 100% of the costs actually paid or incurred by Landlord in any applicable calendar year. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Building.

               Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and the quality of the Building.

     D. Taxes Defined. "Taxes" shall mean: (1) all real estate taxes and other assessments on the Buildings and/or Property, and the Buildings' and Property's share of such taxes and assessments relating to the Project, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Building's and Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Building, Property and/or Project; (2) the Buildings' and Project's share of all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Building, Property or the Project to the extent such personal property is used to operate, maintain and repair the Building, Property and Project; and (3) all commercially reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any such costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. In the event that during the Term Landlord receives any credit or rebate on Taxes from any public authority with respect to the Premises to the extent applicable to the Term and of which Tenant has paid Tenant's Pro Rata Share, Tenant shall be entitled to a Rent credit or, at Landlord's option, refund of Tenant's Pro Rata Share of such credit or rebate after first deducting any of Landlord's costs and expenses in obtaining such credit or rebate. Such Rent credit or refund, at Landlord's option, shall be credited against future installments of Rent or refunded to Tenant within 45 days of Landlord's receipt of the credit or rebate.

     E. Audit Rights. Tenant may, within 18 months after receiving Landlord's reasonably detailed statement of Expenses, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection at one of Landlord's management offices located in the San Jose, Santa Clara, Mountain View, Campbell geographic area, which records are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to audit Landlord's records, the agent must be with a CPA firm licensed to do business in California and not paid on a contingency basis. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. However, notwithstanding the foregoing, if the audit determines that in the aggregate Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. Likewise, if the audit determines that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 18 month period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year.

          If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days.

          If Tenant provides Landlord with a timely Review Notice, commences an audit and if the audit determines that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if the audit determines that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant pursuant to this Section IV.E shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

V.   Compliance with Laws; Use.

     The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or the Project or interferes with the operation of the Building or the Project. Subject to the express terms and conditions of this Lease, Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall comply with the rules and regulations of the Building attached as Exhibit B and such other reasonable rules and regulations adopted by Landlord from time to time; provided, however that such other reasonable rules and regulations shall not unreasonably and adversely (i) interfere with Tenant's use of the Premises, or (ii) diminish Tenant's parking rights as provided in the Parking Agreement attached hereto as Exhibit F. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall not knowingly discriminate against Tenant in Landlord's enforcement of the rules and regulations. Except to the extent caused by Tenant's or any of its employees', invitees', contractors' and/or agents' negligence or willful misconduct, Tenant shall not be liable for any of the costs and expenses, if any, associated with Landlord's or any other party's compliance with the City Parking Agreement.

To the extent the railing located on the balcony of the second floor of the 2061 Building violates applicable Laws and the City of Mountain View has affirmatively and specifically required compliance therewith (collectively, the "Compliance Requirement"), Landlord shall, at its sole cost and expense, perform the work necessary to make the railing comply with Laws within 60 days following the date Landlord receives actual knowledge of the Compliance Requirement. The cost and expense to perform any such work shall not be allocated toward the ADA Costs Cap. Notwithstanding the foregoing, to the extent the same does not delay Tenant's construction schedule with respect to the Initial Alterations, Landlord shall have the right to contest the Compliance Requirement in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Laws and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Laws.

VI.  Security Deposit.

     The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Rent or to cure any uncured default by Tenant beyond applicable cure periods. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (1) the determination of Tenant's Pro Rata Share of Expenses and Taxes for the final year of the Term;
(2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date. If Landlord transfers its interest in the Premises, Landlord shall assign the Security Deposit to the transferee (to the extent the same has not been applied pursuant to the terms and conditions of this Lease) and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect. If Tenant is not in default at the termination of this Lease, Landlord shall return any unapplied balance of the Security Deposit to Tenant within 45 days after Tenant surrenders the Premises to Landlord in accordance with this Lease. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit. Such estimate shall be final and binding upon Tenant and Landlord.

The Security Deposit may be in the form of an irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall: (a) be in the amount of $500,000.00; (b) be issued on the form attached hereto as Exhibit G; (c) name Landlord as its beneficiary; and (d) be drawn on an FDIC insured financial institution satisfactory to Landlord. Landlord hereby approves Wells Fargo Bank as an FDIC insured financial institution satisfactory to the Landlord. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than 1 year. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least 60 days after the Termination Date of the Lease. If Tenant fails to furnish such renewal or replacement at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article VI. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by an FDIC insured financial institution satisfactory to the Landlord at the time of the issuance thereof.

If Landlord draws on the Letter of Credit as permitted in this Lease or the Letter of Credit, then, upon demand of Landlord, Tenant shall restore the amount available under the Letter of Credit to its original amount by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount. In the alternative, Tenant may provide Landlord with cash, to be held by Landlord in accordance with this Article, equal to the restoration amount required under the Letter of Credit.

VII. Services to be Furnished by Landlord.

     A.   Services to the Building and Premises shall be provided as follows:

          1. If Tenant is leasing 100% of the rentable area in the Building or if Tenant's Pro Rata Share, as defined in Section I.E. above, is 100% (in either event, for purposes of this Lease, Tenant shall be deemed the "Sole Tenant of the Building"), Landlord shall make available to the exterior of each of the 2051 Building and the 2061 Building (but shall not be responsible for actually providing) the following services: (a) Water service for use in the lavatories on each floor on which the Premises are located;
               (b) Heat and air conditioning for the comfortable use of the Premises by Tenant; (c) Electricity to the Premises for its use, in accordance with and subject to the terms and conditions in
               Article X; and (d) gas for boilers of the Buildings and water heaters, if any. Notwithstanding the foregoing, Tenant shall contract directly for the provision of all of the foregoing services. If Tenant is the Sole Tenant of the Building, in addition to the foregoing, Tenant shall provide at its cost the following services: (i) Janitor service on Business Days; (ii) pest control service for the Common Areas of the Building; and
               (iii) refuse collection for the Building. Landlord shall be responsible for washing the exterior windows of the Buildings no less than two times annually, the cost thereof shall be part of Expenses. Tenant shall maintain and repair the Premises in accordance with the terms of Section IX.A.

               If by mutual agreement between Landlord and Tenant, or by operation of law or otherwise, Tenant is not the Sole Tenant of the Building or is otherwise not required to provide the above services, then, at Landlord's request and, at Landlord's option, as a condition to Landlord providing the services described in
               Section  VII.A.2  below,  Tenant  shall  transfer to Landlord any utility accounts and/or service contracts (including, without limitation, any maintenance service agreements entered into by Tenant, as described in Section IX.A. below or otherwise) relating to all or any of the services to be provided by Landlord described in Section VII.A.2. below, and Tenant shall otherwise cooperate with Landlord in transferring control of, and responsibility for, such services from Tenant to Landlord. Tenant shall remain liable for all sums incurred in connection with such accounts or service contracts relating to the period prior to the date such accounts and service contracts are transferred to, and assumed by, Landlord.

          2.   If Tenant is not the Sole Tenant of the  Building  (as defined in
               Section VII.A.1. above), subject to the terms of the second paragraph of Section VII.A.1. above, Landlord agrees to provide the following services: (a) Water service for use in the lavatories on each floor on which the Premises are located; (b) Heat and air conditioning in season during Normal Business Hours at such temperatures and in such amounts as are standard for comparable buildings or as required by governmental authority, provided that, Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours and Tenant shall pay Landlord the standard charge for the additional service as reasonably determined by Landlord from time to time; (c) Janitor service on Business Days, provided if Tenant's use, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services; (d) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article X; (e) gas for boilers of the Building and water heaters serving the Building generally, if any; (f) pest control service for the Common Areas of the Building; (g) refuse collection for the Building; (h) such other services as Landlord reasonably determines are necessary or appropriate for the Building, the Property or the Project; and (i) elevator service for the Buildings.

     B. Landlord's failure to furnish, or any interruption or termination of, services required to be provided or made available by Landlord pursuant to this Lease due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a portion of the Premises, is made reasonably unusable for the Permitted Use for a period in excess of 3 consecutive Business Days as a result of a Service Failure (other than a Service Failure in connection with Tenant's failure to perform Tenant's obligations under this Lease, in which event Tenant shall not be entitled to any abatement or other remedy), then Tenant, as its sole remedy (subject to the last sentence of this Section VII.B), shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered reasonably unusable for the Permitted Use and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article XV), arising out of or in connection with the failure of any security services, security personnel or security equipment. In the event a Service Failure is caused by the gross negligence, active negligence or willful misconduct of Landlord or Landlord's agents or contractors, such abatement of Base Rent shall not be Tenant's sole remedy but the parties hereto acknowledge and agree that Tenant shall not be entitled to receive more than Tenant's actual damages; it being agreed that, notwithstanding anything to the contrary contained herein, Tenant hereby waives any claim it may otherwise have for consequential, special or indirect damages as a result of the above.

VIII. Leasehold Improvements.

     All improvements (excluding Tenant's Property as defined in Article XV of this Lease) to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense: (1) Cable (defined in Section IX.A) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; and (2) any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "Required Removables"). No sooner than 180 days prior to the Termination Date, Tenant may request in writing that Landlord identify the then existing Required Removables that are required by Landlord to be removed by Tenant. Notwithstanding the foregoing, Tenant shall not be required to remove any portion of the Landlord Work shown on the Plans as of the date of this Lease, as such terms are defined in Exhibit D. Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, Tenant may remain in the Premises for up to 5 days after the Termination Date for the sole purpose of removing the Required Removables. Tenant's possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord.

IX.  Repairs and Alterations.

     A. Tenant's Repair Obligations. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises in good condition and repair, reasonable wear and tear and damage from casualty and condemnation (subject to the terms of Articles XVII and XVIII) excepted. Tenant's repair obligations include, without limitation, repairs to: (1) floor covering; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; (7) Alterations performed by contractors retained by Tenant, including related HVAC balancing; and (8) so long as Tenant is the Sole Tenant of the Building, heating, ventilating and air conditioning systems and equipment serving the Building. In addition and notwithstanding anything to the contrary contain in Section IX.B below, if Tenant is the Sole Tenant of the Building (as defined in Section VII.A.1.), Tenant's repair obligations shall also include, without limitation, the following: (a) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Buildings in general (including any equipment related thereto and located upon the roof of the Building); (b) the interior Common Areas of the Buildings (Landlord shall maintain the exterior Common Areas of the Buildings in accordance with its obligations as provided in Section IX.B below); and (c) exterior windows of the Building (excluding a failure of the window panes resulting from outspray from the water features of the Exterior Common Areas (i.e., water fountains) or exterior sprinklers, the repair costs thereof to be borne by Landlord). All work shall be performed in accordance with the rules and procedures described in
          Section IX.C. below. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 5% of the cost of the repairs. Notwithstanding the foregoing, if the repair to be performed by Tenant cannot reasonably be completed within 15 days after Landlord's notice to Tenant, Landlord shall not exercise its right to make such repair on Tenant's behalf so long as Tenant commences such repair within 5 days after notice from Landlord and is diligently pursuing the same to completion.

          If, pursuant to the terms of this Lease, Tenant is responsible for the repair and maintenance of the heating, ventilating and air conditioning units servicing the Premises, within 30 days following Landlord's receipt of written demand therefor accompanied by documented evidence of any such expense, Landlord shall reimburse Tenant for the costs of repairs, maintenance and replacement of the heating, ventilating and air conditioning units servicing the 2051 Building in excess of normal repair and maintenance (as defined in
          Section IV.C.7(r)) until the day following substantial completion of the HVAC Replacement Work (as defined in Section IX.B of this Lease) with respect to the 2051 Building and for the costs of repairs, maintenance and replacement of the heating, ventilating and air conditioning units servicing the 2061 Building in excess of normal repair and maintenance until the day following substantial completion of the HVAC Replacement Work with respect to the 2061 Building; provided that Landlord's obligation to reimburse Tenant as provided above shall in no event apply to the extent that any such items are covered under Tenant's Service Contract. For purposes of the foregoing, "normal repair and maintenance" shall have the same meaning as given in Section IV.C.7(r).

          If Tenant is the Sole Tenant of the Building (as defined in Section VII.A.1. above) Tenant, at Tenant's own expense, shall procure and maintain in full force and effect, a maintenance/service contract(s) (the "Service Contract"), in a form and with a maintenance contractor reasonably approved by Landlord, providing for the service, maintenance and repair of all (i) heating, ventilating and air conditioning systems and equipment, (ii) fire/life safety systems and equipment, and (iii) if required by Landlord, any other plumbing, electrical or mechanical systems and equipment serving the Building. The service contract(s) must include all services suggested by the equipment manufacturer within the operation/maintenance manual relating to such equipment and systems and must become effective and a copy thereof delivered to Landlord within thirty (30) days after the Commencement Date with respect to items (i) and (ii) above, or within 30 days after requested by Landlord with respect to item (iii) above. Tenant shall follow all reasonable recommendations of said contractor for the maintenance and repair of the equipment and systems covered by the Service Contract. The Service Contract shall provide that the contractor shall perform regularly scheduled inspections, preventative maintenance and service on the covered equipment and systems, and that having made such inspections, said contractor shall furnish a complete report of any defective conditions found to be existing with respect to such equipment, together with any recommendations for maintenance, repair and/or replacement thereof. Said report shall be furnished to Tenant with a copy to Landlord. Landlord may, upon notice to Tenant, enter into such a service contract on behalf of Tenant or perform the work and in either case charge Tenant the cost thereof along with a reasonable amount for Landlord's overhead.

          Notwithstanding the foregoing, except to the extent caused by Tenant or any of Tenant's agents, employees, contractors or invitees, to the extent that any single capital improvement (as distinguished from replacement parts or components installed in the ordinary course of business) must be made to properly repair, maintain, or replace any portion of the Premises for which Tenant is responsible (including, without limitation, Tenant's responsibility to comply with Laws as expressly provided in this Lease), and the cost of such single capital improvement exceeds $25,000.00 (an "Amortizable Capital Improvement"), so long as Tenant occupies 50% of the Premises, Tenant may elect to pay the amortized portions of the cost of any such Amortizable Capital Improvement which costs shall be amortized by Landlord over the lesser of the Payback Period (as defined in this Lease) or the useful life of the capital improvement as reasonably determined by Landlord.

          Landlord shall, on Tenant's behalf and at no cost to Landlord, diligently and reasonably enforce existing warranties and guarantees that cover any of Tenant's repair and maintenance obligations under this Lease; provided, however, that the foregoing shall in no event reduce or otherwise diminish Tenant's obligations under the terms and conditions of this Lease. To the extent a repair and maintenance obligation under this Lease is Tenant's responsibility and Landlord is the beneficiary of an existing and unexpired warranty or guaranty, Tenant shall not be obligated for the costs and expenses which are expressly covered by any such warranty and or guaranty (excluding any required contributions), whether or not Landlord actually receives the benefit thereof; provided, however, the foregoing shall not apply in the event and to the extent that Tenant or any Tenant Party invalidates, disqualifies or performs any act or omission that adversely affects the validity and /or effectiveness or enforceability of any such warranty and/or guaranty.

          Notwithstanding anything to the contrary contained herein, during the first 12 months of the initial Lease Term only, Landlord, not Tenant shall be responsible for any costs for repairs and replacements beyond normal wear and tear to the Premises, the Buildings and the Project, as reasonably determined by Landlord, except to the extent caused or exacerbated directly or indirectly by Tenant or any Tenant Party.

     B. Landlord's Repair Obligations. Except to the extent the same is a Tenant obligation pursuant to the terms of this Lease, Landlord shall keep and maintain in good repair and working order (and in a manner consistent with comparable Class A office and research and development buildings (as defined below)) and make repairs to and perform maintenance upon: (1) structural elements of the Building (including, without limitation, the foundation and exterior and load bearing walls); (2) mechanical (including HVAC), electrical, plumbing, underground utilities (including sewer and storm drain) and fire/life safety systems serving the Building in general; (3) Exterior Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. For purposes of the foregoing, "Class A office and research and development buildings" shall mean the buildings and projects owned by Landlord or any of its affiliates and located in the San Jose (Mineta) International Airport geographic area. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

          Landlord may, at its option and its sole cost and expense, replace the heating, ventilating and air conditioning units located in each of the 2051 Building and in the 2061 Building (the "HVAC Replacement Work"). Landlord and Tenant agree to cooperate with each other in order to enable the HVAC Replacement Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible. Except in the event Tenant is directly responsible for all of the costs and expenses associated with the maintenance, repair and replacement of the heating, ventilating and air conditioning units and the mechanical equipment related thereto, upon substantial completion of the HVAC Replacement Work in the 2051 Building, Tenant shall be responsible for Tenant's Pro Rata Share of all of the costs and expenses associated with the maintenance, repair and replacement of the heating, ventilating and air conditioning units and the mechanical equipment related thereto located the 2051 Building (including material repairs and replacements). Except in the event Tenant is directly responsible for all of the costs and expenses associated with the maintenance, repair and replacement of the heating, ventilating and air conditioning units and the mechanical equipment related thereto, upon substantial completion of the HVAC Replacement Work in the 2061 Building, Tenant shall be responsible for Tenant's Pro Rata Share of all of the costs and expenses associated with the maintenance, repair and replacement of the heating, ventilating and air conditioning units located in the 2061 Building (including material repairs and replacements). The foregoing in no event reduces or modifies Tenant's rights and obligations with respect to Amortizable Capital Improvements.

     C. Alterations. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Project outside of the Premises (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building or the Project; and
          (4) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section IX.C. Notwithstanding the foregoing, and so long as Tenant leases no less than 50% of the Premises as initially stated herein, Tenant shall have the right, without consent of, but upon at least ten (10) business days' prior written notice to Landlord, to make non-structural, non-Cosmetic Alterations within the interior of the Premises, which do not impair the value of the Building or affect the Building systems, and which cost, in the aggregate, less than One Hundred Thousand Dollars ($100,000.00) in any twelve (12) month period during the Term of this Lease, provided that such Alterations shall nevertheless be subject to all of the remaining requirements of this Section IX.C other than the requirement of Landlord's prior consent. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and a lien and completion bond and/or removal bond if reasonably required by Landlord pursuant to the terms hereof. Landlord hereby agrees that it shall not require a lien and completion bond or a removal bond with respect to the Initial Alterations. It shall be deemed reasonable for Landlord to require a lien and completion bond if the subject Alteration shall cost in the aggregate $1,000,000.00 or more, and at or about the time Tenant commences performance of an Alteration, Tenant's tangible net worth is less than $50,000,000.00. Conversely, if the cost of the Alteration is less than $1,000,000.00 in the aggregate or if Tenant's tangible net worth is equal to or greater than $50,000,000.00 at or about the time Tenant commences performance of such Alteration, Landlord shall not require Tenant to provide a lien and completion bond for the subject Alteration. Further it shall be deemed reasonable for Landlord to require a removal bond if at or about the time Tenant commences performance of an Alteration, Tenant's tangible net worth is less than $50,000,000.00 and the costs and expenses associated with the removal of such Alteration, together with other Alterations or improvements of which, pursuant to the terms of this Lease, Landlord may require or has indicated that it will require removal upon the expiration or earlier termination of this Lease, collectively, exceeds $100,000.00. Conversely, if the costs and expenses associated with the removal of such Alteration, together with other Alterations or improvements of which, pursuant to the terms of this Lease, Landlord may require or has indicated that it will require removal upon the expiration or earlier termination of this Lease, collectively, is less than $100,000.00 or if Tenant's tangible net worth is equal to or greater than $50,000,000.00 at or about the time Tenant commences performance of such Alteration, Landlord shall not require Tenant to provide a removal bond for the subject Alteration. Alternatively, if Landlord is entitled to request a lien and completion bond and/or a removal bond in accordance with the foregoing, Tenant may elect to instead provide a letter of credit (in conformance with the requirements set forth in Article VI of this Lease for the Letter of Credit) in the amount equal to the completion costs of the subject Alteration and/or the removal costs of the subject Alteration, together with other Alterations or improvements of which, pursuant to the terms of this Lease, Landlord may require or has indicated that it will require removal upon the expiration or earlier termination of this Lease, as the case may be. If Landlord has indicated or by the terms hereof is deemed to have indicated that Tenant shall not be obligated to remove any such Alteration at the expiration or earlier termination of this Lease, Landlord shall not be entitled to require Tenant to provide a removal bond with respect to the same. Changes to the plans and specifications must also be submitted to Landlord for its approval, which shall not be unreasonably withheld. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and the Project and, to the extent reasonably necessary to avoid disruption to the occupants of the Building (if any) and the Project, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations as follows: (i) With respect to an Alteration which costs less than $25,000.00, Landlord shall not charge Tenant an oversight and coordination fee, (ii) With respect to an Alteration the cost of which is equal to or in excess of $25,000.00 up to and including $100,000.00, an oversight and coordination fee equal to 3% of the cost of such non-Cosmetic Alteration; (iii) With respect to an Alteration the cost of which is in excess of $100,000.00 up to and including $250,000.00, an oversight and coordination fee equal to 4% of the cost of such non-Cosmetic Alteration; (iv) With respect to an Alteration the cost of which is in excess of $250,000.00 up to and including $500,000.00, an oversight and coordination fee equal to 3% of the cost of such non-Cosmetic Alteration; and (v) With respect to an Alteration the cost of which is in excess of $500,000.00, an oversight and coordination fee equal to 2% of the cost of such non-Cosmetic Alteration. The foregoing oversight and coordination fee shall not apply to the Initial Alterations. Upon completion, Tenant shall furnish "as-built" plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien in recordable form, and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use. Landlord shall respond to Tenant's written request for consent for a proposed Alteration within 15 Business Days following Landlord's receipt thereof plus any documents or materials or other items reasonably necessary for Landlord to fully consider Tenant's request. Notwithstanding anything to the contrary contained herein, so long as Tenant's written request for consent for a proposed Alteration contains the following statement in large, bold and capped font "PURSUANT TO SECTION IX.C OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE", at the time Landlord gives its consent for any Alterations, Tenant shall also be notified whether or not Landlord will require that such Alterations be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, and except with respect to any portion of the Initial Alterations which are not considered a Required Removable as defined in Article VIII of this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Article XXX hereof, Tenant shall be required to remove all Alterations made to the Premises except for any such Alterations which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant's written notice does not strictly comply with the foregoing and if Landlord fails to so notify Tenant, it shall be assumed that Landlord will require their removal. If Landlord fails to respond to Tenant's written request within such 15 Business Day period described above, and if the reasonable removal costs of the subject Alteration is less than $100,000.00, Landlord shall be deemed to have approved such Alteration; provided, however, notwithstanding the foregoing, regardless of such deemed consent to any Alteration, Landlord shall remain entitled to require any such Alteration to be removed from the Premises at expiration or early termination of this Lease in accordance with the terms hereof. If Landlord fails to respond to Tenant's written request within such 15 Business Day period described above, and if the reasonable removal costs of the subject Alteration is equal to or more than $100,000.00, Landlord shall be deemed to have disapproved such Alteration.

          Subject to the terms of this Section IX.C, Landlord shall not unreasonably withhold, condition or delay consent to the following improvements in, and so long as Tenant is the Sole Tenant of the Building, outside or under the Premises: (a) installation of fixtures, sheds, containers, equipment (including trade fixtures that are attached to the real estate), conduits, Cabling, pads, enclosures, security cameras and systems components, lighting, benches, tables, chairs, umbrellas, sports courts and other outdoor amenities of a nature that is consistent with the Project, equipment on either of the rooftops (so long as the same is not visible from the ground and does not interfere with any of Landlord's HVAC equipment located on such roof as of the date of this Lease). Further, Landlord's fee for oversight and coordination shall not apply to the foregoing.

X.   Use of Electrical Services by Tenant.

     A. Electricity used by Tenant in the Premises shall be paid for by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity; provided, however, that the foregoing shall not apply so long as Tenant is the Sole Tenant of the Building, in which event, Tenant may select a company to provide electrical service to the Premises at no cost to Landlord and so long as Landlord shall have no obligation to make any alterations or improvements to the Project in connection therewith.

     B. Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, or overall load, Tenant's Pro Rata Share of the electrical capacity of the Building. In the event that Tenant is not the Sole Tenant of the Building, Landlord shall have the right to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.

XI.  Entry by Landlord.

     Subject to the terms hereof, Landlord, its agents, contractors and representatives may enter the Premises to inspect the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building or the Project, including other tenants' premises (if any), and, during the final 12 months of the Term (as the same may be extended), show the Premises to prospective tenants. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours (to the extent that the same is or becomes a Landlord obligation under the terms of this Lease), Landlord shall provide Tenant with no less than 24 hours prior notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent.

Notwithstanding the foregoing, Tenant, at its own expense, may designate all or a portion of the Premises as a "Secured Area" and provide its own locks to such area ("Secured Area"). Tenant need not furnish Landlord with a key, but upon the Termination Date or earlier expiration or termination of Tenant's right to possession, Tenant shall surrender all such keys to Landlord. If Landlord must gain access to a Secured Area in a non-emergency situation (i.e., to perform Landlord's maintenance and repair obligations within the Premises), Landlord shall contact Tenant in writing or orally, and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to have such access, no less than 24 hours thereafter. Landlord shall comply with all reasonable security measures pertaining to the Secured Area. If Landlord determines in its sole discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secured Area, Tenant hereby authorizes Landlord to forcibly enter the Secured Area. In such event, Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord in repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord. Landlord shall have no obligation to provide either janitorial service or cleaning in the Secured Area.

XII. Assignment and Subletting.

     A. Except in connection with a Permitted Transfer (defined in Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld if Landlord does not elect to exercise its termination rights under Section XII.B below. Tenant's written request for consent shall conspicuously contain the following statement in large, bold and capped font: "LANDLORD SHALL RESPOND TO THIS REQUEST FROM TENANT WITHIN 10 BUSINESS DAYS FOLLOWING LANDLORD'S RECEIPT OF THIS NOTICE TOGETHER WITH THE DOCUMENTS AND OTHER MATERIAL REQUIRED OF TENANT PURSUANT TO SECTION XII.B OF THE LEASE.". Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) Landlord reasonably determines that the proposed subtenant or proposed assignee cannot reasonably be expected to be able to perform its obligations under the sublease or this Lease, as the case may be; (2) the proposed transferee's business is not suitable for the Project considering the business of the other tenants and the prestige of the Project; (3) the proposed transferee is a governmental agency or occupant of the Property or the Project, provided that Landlord will not withhold its consent solely because the transferee is a government agency if the Transfer would not impose any additional obligations on Landlord or result in an excessive amount of foot traffic to and from the Premises or an excessive amount of people per square foot within the Premises; (4) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (5) any portion of the Premises, the Building or the Project would likely become subject to additional or different Laws as a consequence of the proposed Transfer, unless Tenant agrees to pay all costs and expenses incurred by Landlord as a result thereof, and Landlord shall have the right to collect from Tenant, in advance, such amounts as Landlord may reasonably require as advance payment of all or a portion of such costs and expenses. Notwithstanding the above, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Property or the Project if Landlord does not have space available for lease in the Property or the Project that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available that is approximately the same size, similar location (i.e., within the same general area of the Project), general layout and level of improvement as the space Tenant desires to sublet or assign within 3 months of the proposed commencement of the proposed sublease or assignment. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

     B. As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. If Tenant's written request for Landlord's consent contains the statement required in Section XII.A above, Landlord shall, by written notice to Tenant within 10 Business Days of its receipt of the required information and documentation, either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) exercise its right to terminate this Lease with respect to the entire Premises, if Tenant is proposing to assign the Lease, or with respect to the portion of the Premises that Tenant is proposing to sublet, (a), if the proposed sublease term, with or without renewal options relating thereto, is for more than 50% of the then remaining Term of this Lease (as the same may have been extended), and (b) if the proposed sublease (if approved) would collectively result in greater than 50,000 rentable square feet of the Premises being subject to sublease. In the event of any such termination, Landlord shall be liable for the costs and expenses of demising the portion of the Premises recaptured by Landlord. Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. In the case of a sublease, if a proposed Transfer regards a portion of the Premises covering less than 3,000 rentable square feet, and Landlord has failed to respond within the 10 Business Day period described above, Landlord shall be deemed to have approved such proposed Transfer. In the case of a sublease, if a proposed Transfer regards a portion of the Premises covering 3,000 rentable square feet or more, and Landlord has failed to respond within the 10 Business Day period described above, Tenant may, within 2 Business Days after the expiration of the 10 Business Day period, provide Landlord with a second written request for consent. If Tenant fails to so provide a second written notice, Landlord shall be deemed to have disapproved such proposed Transfer. Such second request shall identify the proposed Transfer with particularity (i.e., transferee, subject portion of the Premises, term of sublease), indicate the date the first request (plus all required documentation and additional information as described in this Section XII.B above) was delivered to Landlord, and shall conspicuously contain the following statement in large, bold capped font: "THIS IS TENANT'S SECOND WRITTEN REQUEST FOR LANLDORD'S CONSENT TO THE SUBJECT PROPOSED TRANSFER. PURSUANT TO SECTION XII.B OF THE LEASE, LANDLORD SHALL RESPOND TO THIS REQUEST FROM TENANT WITHIN 5 DAYS FOLLOWING LANDLORD'S RECEIPT OF THIS NOTICE. FAILURE BY LANDLORD TO SO RESPOND SHALL BE DEEMED APPROVAL OF TENANT'S REQUEST OF THE PROPOSED TRANSFER." If Tenant's second written request complies with the foregoing terms and Landlord fails to respond within such 5 day period, Landlord shall be deemed to have approved such proposed Transfer. Tenant shall pay Landlord a review fee equal to the actual costs, expenses and attorney fees, including costs attributable to time expended by in house counsel, accountants or other personnel of Landlord, incurred for Landlord's review of any Permitted Transfer or requested Transfer, including the preparation and negotiation of any consent required of Landlord related thereto. Notwithstanding the foregoing, such costs and expenses shall not exceed $3,000.00.

     C. Except with respect to any Permitted Transfers, Related Transfers and Consent Required Transfers (as such terms are defined in either Sections XII.D or XII.E below), Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer (other than Landlord's review fee), including brokerage fees, legal fees, construction costs and Vacancy Costs related solely to the Transfer. For purposes hereof, "Vacancy Costs" shall mean an amount not to exceed 3 months of Base Rent and Tenant's Share of Expenses and Taxes to the extent applicable to the subject portion of the Premises which is covered by the subject sublease (the "Sublease Space") but only to the extent Tenant has paid such Rent to Landlord for the Sublease Space and the Sublease Space was vacated and not used or occupied by any party and Tenant, while making reasonable and good faith efforts to sublease the Sublease Space, was reasonably unable to do so. Landlord may request and Tenant shall provide any reasonable information necessary to determine if Tenant is entitled to deduct Vacancy Costs as described above. If Tenant is in Monetary Default (defined in Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

     D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute a Transfer for purposes of this Lease. The foregoing shall not apply so long as: (i) Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed, or (ii) to a single transfer (or series of related transfers that are part of the same general transaction and which proximately occur) of all or substantially all of the capital stock of Tenant to one recipient (whether an individual or an entity). The foregoing also shall not apply to the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant's stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System. If Tenant is a limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. To the extent that any Transfer described in this Section XII.D does require Landlord's prior consent as provided herein (a "Consent Required Transfer"), Landlord shall not unreasonably withhold its consent (as such standard of consent is described in Section XII.A above) and, in such event and with respect to the specific Consent Required Transfer only, Landlord hereby waives its right to recapture the Premises as provided in Section XII.B above. If Landlord determines it may reasonably withhold consent to such Consent Required Transfer, Landlord hereby agrees that if within 10 days after Landlord withholds its consent to a Consent Required Transfer, Tenant provides to Landlord a written notice indicating Tenant elects to provide to Landlord the Reimbursement Fee and the Assignment Security Deposit (as each term is defined below) and, concurrently with the closing of any such transaction, Tenant provides to Landlord: (x) a reimbursement fee (the "Reimbursement Fee") in an amount equal to $1,091,000.00 per each 12 month period then remaining on the initial Term of this Lease (plus any portion of any 12 month period then remaining on the initial Term of this Lease determined on a pro rata basis), which amount reimburses Landlord for its leasing costs and expenses associated with this Lease (but expressly does not include any rents) and (y) a letter of credit in accordance with the terms and conditions of Article VI of this Lease in an amount equal to 12 months of Base Rent and Additional Rent at the rates then in effect (the "Assignment Security Deposit") pursuant to the terms of this Lease, then Landlord shall approve such Consent Required Transfer (subject to Landlord's receipt of each of the Assignment Security Deposit and the Reimbursement Fee as provided above). Landlord shall hold the Assignment Security Deposit as a part of the Security Deposit in accordance with Article VI of this Lease. For illustration purposes only, if 42 months were remaining of the initial Term at the time of a Consent Required Transfer, the Reimbursement Fee would equal $3,818,500.00 ($1,091,000.00 multiplied by 3.5). At Landlord's election, Tenant shall provide to Landlord the Reimbursement Fee in the form of either: (1) a good and sufficient cashier's check or wire transfer to an account indicated in writing by Landlord, or (2) a letter of credit. In the event Landlord requires Tenant to provide a letter of credit, such letter of credit shall comply with the terms and conditions of Article VI of this Lease and shall expressly state that Landlord may draw down the entire outstanding amount thereof upon demand by Landlord and without inquiry.

     E. So long as Tenant is not entering into the Permitted Transfer for the purpose of avoiding or otherwise circumventing the remaining terms of this Article XII, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (i) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an "Affiliated Party"), or (ii) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such Transfer a "Permitted Transfer" and any transferee of such Permitted Transfer, a "Permitted Transferee"): (1) Tenant is not in default under this Lease beyond any applicable cure periods; (2) the Permitted Use does not allow the Premises to be used for retail purposes; (3) Tenant shall give Landlord written notice at least 10 days prior to the effective date of the proposed Permitted Transfer; (4) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a tangible net worth equal to no less than $65,000,000.00; and (5) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (a) Tenant's successor shall own all or substantially all of the assets of Tenant, and (b) Tenant's successor shall have a tangible net worth which is no less than $65,000,000.00. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. As used herein,
          (A) "parent" shall mean a company which owns a majority of Tenant's voting equity; (B) "subsidiary" shall mean an entity wholly owned by Tenant or at least 51% of whose voting equity is owned by Tenant; and
          (C) "affiliate" shall mean an entity controlled, controlling or under common control with Tenant.

          In the event Tenant's proposed Transfer does not satisfy either requirement (4) above or (5)(b) above, as the case may be, but satisfies all other requirements of a Permitted Transfer (a "Related Transfer"), Landlord shall have a right to consent to such Related Transfer in accordance with the terms of this Article XII; provided, however, that in such event Landlord shall waive its right to recapture the subject portion of the Premises to the extent such right arises by the terms of this Lease. If Landlord determines it may reasonably withhold consent to such Related Transfer, Landlord hereby agrees that if Tenant provides to Landlord a letter of credit in accordance with the terms and conditions of Article VI of this Lease, or other credit enhancement as reasonably required by Landlord (the "Additional Security Deposit"), in an amount equal to 12 months of Base Rent and Additional Rent at the rates then in effect pursuant to the terms of this Lease, Landlord shall approve such Related Transfer (subject to Landlord's receipt of the Additional Security Deposit). Landlord shall hold the Additional Security Deposit as a part of the Security Deposit in accordance with Article VI of this Lease.

     F. Notwithstanding anything in this Article XII to the contrary, Tenant shall be permitted from time to time to permit its independent contractors ("Approved Users") to temporarily occupy space within the Premises in order to make such independent contractors more accessible to Tenant, provided that (a) Tenant does not separately demise such space; (b) the Approved Users shall not occupy, in the aggregate, more than 10% of the rentable area in the Premises; (c) the Approved Users occupy space in the Premises for the Permitted Use and for no other purpose; (d) all Approved Users shall be independent contractors of Tenant and shall occupy space in the Premises only so long as such Approved Users is an independent contractor of Tenant; and (e) Tenant notifies Landlord, in writing, of the identity of any such Approved Users prior to occupancy of any portion of the Premises by such Approved Users. If any Approved Users occupy any portion of the Premises as described herein, it is agreed that (i) the Approved Users must comply with all provisions of this Lease, and a default by any Approved User shall be deemed a default by Tenant under this Lease;
          (ii) all notices required of Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to any Approved Users; (iii) in no event shall any use or occupancy of any portion of the Premises by any Approved User release or relieve Tenant from any of its obligations under this Lease; (iv) the Approved User and its employees, contractors and invitees visiting or occupying space in the Premises shall be deemed contractors of Tenant for purposes of Tenant's indemnification obligations in Article XIV; and
          (v) in no event shall the occupancy of any portion of the Premises by Approved Users be deemed to create a landlord/tenant relationship between Landlord and such Approved Users, and, in all instances,
          Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Premises by the Approved Users.

XIII. Liens.

     Tenant shall not permit mechanic's or other liens to be placed upon the Premises, Building, Property, Project or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 20 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.

XIV. Indemnity and Waiver of Claims.

     A. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees.

     B. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors.

     C. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Buildings or the Project; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article XV below.

XV.  Insurance.

     Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (2) Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant's business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises and any Leasehold Improvements performed by or for the benefit of Tenant ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least
$1,000,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), the managing agent for the Building, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall endeavor to give Landlord and its designees at least 30 days' advance written notice of any material change, cancellation, termination or lapse of insurance; provided, however, that in any event, Tenant shall provide such 30 day advance written notice to Landlord. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. Landlord shall maintain so called All Risk or Special Perils form property insurance on the Buildings at replacement cost value, as reasonably estimated by Landlord. Except as specifically provided to the contrary, the limits of either party's' insurance shall not limit such party's liability under this Lease. In the event that during the Term Landlord elects not to maintain earthquake insurance on the Buildings at replacement cost value, as reasonably estimated by Landlord, and such coverage is commercially available, Tenant may, but is not obligated to, require Landlord to carry such coverage at Tenant's sole cost and expense (the cost of which Tenant shall pay to Landlord no less than 10 days prior to the due date(s) under such policy and otherwise as Additional Rent); provided, however, in the event maintaining such earthquake insurance has any adverse impact on Landlord's business practices, including, without limitation, Landlord's policies regarding risk management issues, as the same is determined by Landlord in its sole discretion, or results in an increase in other costs to and/or expenses of Landlord, Tenant's right to require Landlord to carry such coverage shall not apply. Notwithstanding the foregoing, if (i) maintaining such earthquake insurance results in a temporary increase only in other costs to and/or expenses of Landlord which increase shall immediately cease upon termination of such earthquake insurance (and in no event shall such increased costs continue beyond the early termination of this Lease or the expiration of the Term of this Lease, as the same may be extended), and (ii) Tenant agrees to, becomes responsible for and pays all such increased costs and expenses (Tenant shall pay such costs to Landlord as Additional Rent), Tenant may require Landlord to carry such earthquake insurance in accordance with the terms hereof. The foregoing shall in no event modify or amend Tenant's obligations with respect to its obligations for the payment of deductibles or premiums in general as provided in this Lease.

XVI. Subrogation.

     Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive, and shall cause their respective insurance carriers to waive, any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, by subrogation or otherwise, to the extent the same is insured against (or is required to be insured against under the terms hereof) for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Premises, the Building, the Project, any additions or improvements to the Premises, the Building or the Project, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by property damage insurance.

XVII. Casualty Damage.

     A. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered reasonably unusable for the Permitted Use as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is reasonably unusable for the Permitted Use and not used by Tenant. Landlord, by notice to Tenant within 90 days after the date of the casualty, shall have the right to terminate this Lease if:
          (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (2) any Mortgagee (as defined in Article XXVI of this Lease) requires that the insurance proceeds be applied to the payment of the mortgage debt; or
          (3) subject to the last sentence of this Section XVII.A, a material uninsured loss to the Building occurs. Notwithstanding the foregoing, with respect to clauses (2) and (3) above, by providing written notice to Landlord (the "Election Notice") within 10 days following the date Landlord notifies Tenant: (i) that a Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt, or
          (ii) of Landlord's determination that a casualty results in a material uninsured loss, as the case may be (and which notice Landlord shall provide to Tenant within a reasonable period of time following Landlord's determination thereof), Tenant may elect to pay the entire shortfall of all costs and expenses directly and indirectly related to the restoration of the Buildings in accordance with the terms of this Lease, including the costs of permits (the "Restoration Funds") and, following Landlord's receipt of the Restoration Funds, Landlord shall have no right to terminate this Lease. If Tenant elects to pay for the restoration of the Buildings, Tenant shall deliver to Landlord the Restoration Funds within 30 days following the date Tenant delivers its Election Notice to Landlord. For purposes of this paragraph, an uninsured loss to the Building shall mean a casualty not covered by the insurance coverages required in this Lease, whether or not a party hereto maintained such insurance coverage. Notwithstanding the foregoing, Landlord will not be entitled to terminate this Lease solely because there is less than 2 years on the Term if Tenant has an exercisable right to renew or extend the Term and Tenant, within 10 days after receipt of Landlord's notice of termination, validly exercises such right. The foregoing shall not prohibit Landlord from exercising its right to terminate for any of the other reasons set forth herein. Landlord shall not in bad faith terminate this Lease pursuant to the terms of this Section XVII.A solely for the purpose of replacing Tenant with a successor tenant. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord (including deductible amounts) provided that Landlord carries the insurance required of Landlord pursuant to the terms of this Lease. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease. Notwithstanding anything to the contrary contained in this
          Article XVII, if the total out of pocket cost to restore the 2051 Building and the 2061 Building, collectively, is less than $500,000.00 in the aggregate, then Landlord shall not be entitled to terminate this Lease as provided in each of clause (2) and clause (3) above.

          In the event that Landlord is entitled to terminate this Lease as provided herein and the circumstances are such that the entire 2061 Building shall be made unusable for the Permitted Use by fire or other casualty but the 2051 Building has not been damaged by such casualty and remains usable for the Permitted Use, Landlord shall not terminate this Lease with respect to the 2051 Building only so long as, notwithstanding anything to the contrary contained herein, Landlord shall not incur any out of pocket costs or expenses in order to continue this Lease in effect solely with respect to the 2051 Building (the "Lease Continuation Costs"). If Landlord would incur any such Lease Continuation Costs and, consequently, elects to terminate this Lease, Landlord shall notify Tenant in writing of its election thereof (Landlord's "Casualty Termination Notice"); provided, however, that Tenant may elect to pay all such costs by providing written notice thereof to Landlord within 5 days following Tenant's receipt of Landlord's Casualty Termination Notice and, by further delivering to Landlord the Lease Continuation Costs within 10 days following
          Tenant's receipt of Landlord's Casualty Termination Notice and, in such event, Landlord shall not terminate this Lease with respect to the 2051 Building.

     B. If all or any portion of the Premises shall be made unusable for the Permitted Use by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a reasonable written estimate of the amount of time required to substantially complete the repair and restoration of the Premises using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be repaired and restored so that Tenant may use the Premises for the Permitted Use within 365 days from the date of the casualty, then regardless of anything in Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Notwithstanding the foregoing, if the Completion Estimate indicates that the Premises cannot be repaired and restored so that Tenant may use the Premises for the Permitted Use within 365 days from the date of the casualty, within 10 days following its receipt of the Completion Estimate, Tenant may elect in writing to pay all Rent due pursuant to the terms of this Lease arising during the period of reconstruction following the expiration of such 365 day period described above through substantial completion of the restoration of the Buildings (the "Casualty Rent Period") and, in such event, this Lease shall not terminate and Landlord shall diligently and in good faith perform the related restoration work. If, during the Casualty Rent Period, Landlord shall receive any rental interruption insurance proceeds, the amount of such insurance proceeds shall be credited against Tenant's obligation to pay Rent during such period. Notwithstanding anything to the contrary contained herein, Tenant shall not have the right to terminate this Lease if the fire or casualty was caused by the gross negligence or intentional misconduct of Tenant, Tenant Related Parties or any of Tenant's transferees, contractors or licensees.

          Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises within 30 days after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended for a period of up to 75 days to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within 15 days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant; and
          (iii) any delays caused by events of Force Majeure.

     C. The provisions of this Lease, including this Article XVII, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building, the Property or the Project, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building, the Property or the Project.

XVIII. Condemnation.

     If the whole of the Premises or at least seventy-five percent (75%) thereof, should be taken or condemned for any public use under any Law, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking"), and the Taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. If the whole of the 2051 Building or at least seventy-five percent (75%) thereof (or such other portion of the 2051 Building which would prohibit Tenant from lawfully occupying at least twenty-five percent (25%) of the 2051 Building) or the whole of the 2061 Building or at least seventy-five percent (75%) thereof (or such other portion of the 2061 Building which would prohibit Tenant from lawfully occupying at least twenty-five percent (25%) of the 2061 Building), should be the subject of a Taking, and the Taking would prevent or materially and adversely interfere with the Permitted Use of the 2051 Building or the 2061 Building, as the case may be, either party shall have the right to terminate this Lease at its option with respect to the Building so taken. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building, Property or Project occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises, the Building's allocable percentage of the Project and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant shall have the right to claim separately from the condemning authority such compensation as may be recoverable by Tenant in its own right for the unamortized cost of the Leasehold Improvements constructed and paid for by Tenant, for Tenant's personal property and trade fixtures, and for moving and restoration costs incurred by Tenant, and for any loss of goodwill, if any, so long as it does not prejudice or reduce Landlord's claim against or award from the condemning authority. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

XIX. Events of Default.

     Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

     A. Tenant's failure to pay when due all or any portion of the Rent, if the failure continues for 3 Business Days after written notice to Tenant ("Monetary Default"). The parties agree that any notice of default required under this Lease may be delivered to Tenant concurrently with any notice of default required by applicable Law.

     B. Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 30 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, Tenant shall immediate consult with Landlord and Landlord may elect, at Tenant's sole cost and expense, to (i) require Tenant to perform whatever remediation, safety procedures or other work that is necessary to protect persons and property from harm as a result of such hazardous condition as determined by Landlord, or (ii) Landlord shall perform such work. Tenant shall reimburse Landlord for all costs and expenses associated with the foregoing within 30 days following demand by Landlord.

     C. Tenant becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

     D. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Notwithstanding anything herein to the contrary, to the extent that the United States Bankruptcy Code supersedes any of the provisions of this Article XIX or stays the enforcement of any of Landlord's remedies under Article XX, the United States Bankruptcy Code shall control.

     E    Intentionally Omitted.

     F.   Intentionally Omitted.

XX.  Remedies.

     A. Upon the occurrence of any event or events of default under this Lease as described in Article XIX above, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Article XIX or this Article XX, including Section XX.H below, and waives any and all other notices or demand requirements imposed by applicable law):

          1. Terminate this Lease and Tenant's right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

               (a) The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

               (b) The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

               (c) The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

               (d) Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

               (e) All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

               The "Worth at the Time of Award" of the amounts referred to in parts (a) and (b) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The "Worth at the Time of Award" of the amount referred to in part
               (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

          2. Employ the remedy described in California Civil Code ss. 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

          3. Notwithstanding Landlord's exercise of the remedy described in California Civil Code ss. 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, Landlord may terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in Paragraph XX.A.1.

     B. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

     C. LANDLORD AND TENANT EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

     D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

     E. If Tenant is in default beyond any applicable notice and cure periods, then, to the extent permitted by Law, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the lesser of the maximum rate permitted by Law or the Prime Rate plus 4% per annum. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located.

     F. This Article XX shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

     G.   Landlord  shall  use  commercially   reasonable  efforts  to  mitigate
          Landlord's damages in the event of a default on the part of Tenant.

     H. Service of any statutory notices required in connection with any rights of the parties hereto shall be completed in a manner mandated by the applicable Law, including California Code of Civil Procedure
          Section 1162 or any similar or successor statute.

XXI. Limitation of Liability.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD
AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. FOR PURPOSES HEREOF, "INTEREST OF LANDLORD IN THE PROPERTY" SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY AND PROCEEDS FROM THE SALE OF THE PROPERTY; PROVIDED, HOWEVER, THAT WITH RESPECT TO PROCEEDS FROM THE SALE OF THE PROPERTY, LANDLORD'S LIABILITY SHALL EXTEND ONLY TO CLAIMS WHICH ARISE DURING LANDLORD'S PERIOD OF OWNERSHIP (SO LONG AS ANY SUCH CLAIM IS SUBSEQUENTLY ADJUDICATED) AND DURING THE TERM OF THIS LEASE BUT ONLY AFTER LANDLORD FIRST APPLIES ANY SUCH SALE PROCEEDS TO ANY OUTSTANDING MORTGAGES AND/OR ANY OTHER ENCUMBRANCES EXISTING UPON OR OTHERWISE AFFECTING THE PROPERTY (INCLUDING ANY GROUND LEASE PAYMENTS) AND ANY TAX LIABILITY RESPECTING THE PROPERTY.

XXII. No Waiver.

     Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIII. Quiet Enjoyment.

     Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV. Tenant's Right to Perform Certain Landlord Obligations.

If Landlord defaults in performing any of its non-structural repair and maintenance obligations to the Premises as expressly stated in this Lease and such default creates a risk of imminent injury to person or substantial property damage or unreasonably and materially interferes with Tenant's ability to conduct its business at the Premises, and such default is not remedied by Landlord within 30 days after Tenant shall have given Landlord notice specifying such default, and in the case of any such default which cannot with due diligence and in good faith be cured within 30 days, within such additional period, if any, as may be reasonably required to cure such default with due diligence and in good faith (it being intended that, in connection with any such default which is not susceptible of being cured with due diligence and in good faith within 30 days, the time within which Landlord is required to cure such default shall be extended for such additional period as may be necessary for the curing thereof with due diligence and in good faith), then Tenant, without being obligated to do so and without thereby waiving the default, shall have the right, but not the obligation, to perform the nonstructural repair or maintenance obligation which Landlord failed to perform as Landlord's agent. The full amount of the cost and expense so incurred by Tenant shall be paid by Landlord to Tenant, within 30 days after demand therefor. Tenant shall give advance notice by telephone to the individual from time to time designated by Landlord to receive such notice of Tenant's intention to exercise its rights under this Article in the case of an emergency.

XXV. Holding Over.

     Except for any permitted occupancy by Tenant under Article VIII, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. During the first 60 days of any such holdover, Tenant shall pay an amount equal to 150% of the Base Rent and 100% of Additional Rent due for the period immediately preceding the holdover, calculated and payable on a per day basis for each day in such initial 60 day period that Tenant holds over in the Premises. Thereafter, commencing on the 61st day of any such holdover, Tenant shall pay an amount (on a per calendar month basis without reduction for partial calendar months during the remainder of the holdover) equal to 150% of the greater of: (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. Notwithstanding the foregoing, Tenant shall only be liable for 100% of Base Rent and Additional Rent on a per diem basis for the 5 day period following the expiration of this Lease if Tenant remains in possession of the Premises for the sole purpose of removing the Required Removables as provided in Article VII of this Lease. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

XXVI. Subordination to Mortgages; Estoppel Certificate.

     Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) or encumbrances now or subsequently arising upon the Premises, the Building, the Property or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested.

Notwithstanding the foregoing in this Article to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), but excluding any Landlord default to the extent the same continues following transfer of title of the Building, the Property or the Project (as the case may be) to the Mortgagee (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).

As of the date of this Lease, there is no Mortgage or deed of trust encumbering Landlord's title to the Property.

XXVII. Attorneys' Fees.

     If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

XXVIII. Notice.

     If a demand, request, approval, consent or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address in the manner described in this Article. Service of any statutory notices required in connection with any rights of the parties hereto shall be completed in a manner mandated by the applicable Law, including California Code of Civil Procedure Section 1162 or any similar or successor statute.

XXIX. Excepted Rights.

     This Lease does not grant any rights to light or air over or about the Building or the Project. Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building or the Project; provided, however, that so long as Tenant is the Sole Tenant of the Building, clauses (1) through and including clause (3) and clause (7) shall have no force and effect. So long as Tenant is the Sole Tenant of the 2051 Building, the following shall apply: (a) Tenant shall have exclusive access to the telephone, electrical, and janitorial closets and equipment rooms in the 2051 Building, subject to Landlord's rights under Article IX; (b) Tenant shall have access to the Building's riser system or alternative space in the 2051 Building for the installation of cabling and other equipment exclusive of any other tenants of the Project; (c) Tenant shall be permitted access to the telecommunications closets of the 2051 Building exclusive of any other tenants of the Project. If Tenant is not the Sole Tenant of the 2051 Building, Tenant shall not have exclusive access to the telephone, electrical, and janitorial closets and equipment rooms in the 2051 Building, but, instead, Tenant shall have access thereto to the extent reasonably necessary for Tenant's use of the Premises. So long as Tenant is the Sole Tenant of the 2061 Building, the following shall apply: (x) Tenant shall have exclusive access to the telephone, electrical, and janitorial closets and equipment rooms in the 2061 Building, subject to Landlord's rights under Article IX; (y) Tenant shall have access to the Building's riser system or alternative space in the 2061 Building for the installation of cabling and other equipment exclusive of any other tenants of the Project; (z) Tenant shall be permitted access to the telecommunications closets of the 2061 Building exclusive of any other tenants of the Project. If Tenant is not the Sole Tenant of the 2061 Building, Tenant shall not have exclusive access to the telephone, electrical, and janitorial closets and equipment rooms in the 2061 Building, but, instead, Tenant shall have access thereto to the extent reasonably necessary for Tenant's use of the Premises. Reference is made to Section IX (Tenant's Roof Rights) of Exhibit E (Additional Provisions) to this Lease. Upon expiration or earlier termination of this Lease or Tenant's right to possession of the Premises, Tenant, at Tenant's cost, if requested by Landlord, shall remove all cabling and conduit from the riser system or other portions of the Building outside of the Premises. No sooner than 180 days prior to the Termination Date, Tenant may request in writing that Landlord identify the then existing cabling and conduit in the riser system or other portions of the Building outside of the Premises that is required by Landlord to be removed by Tenant and Landlord shall respond to such request within 60 days following Landlord's receipt thereof; provided, however, that in the event Landlord fails to so respond to Tenant's request, Landlord shall be deemed to require all then existing cabling and conduit in the riser system or other portions of the Building outside of the Premises be removed. Landlord has the right to change the Building's or Project's name or address. Landlord hereby agrees to provide to Tenant 60 days notice prior to making any change to the address of either the 2051 Building or the 2061 Building. Landlord also has the right to make such other changes to the Building, Property and Project as Landlord deems appropriate, provided the changes do not materially and adversely affect (A) Tenant's use of the Premises for the Permitted Use, and (B) Tenant's parking rights described in Exhibit F attached hereto. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

XXX. Surrender of Premises.

     At the expiration or earlier termination of this Lease or Tenant's right of possession of the Premises, Tenant shall remove Tenant's Property (defined in Article XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and, subject to any of Tenant's obligations as described in Articles XVII and XVIII of this Lease, damage by condemnation, fire or other casualty excepted. Tenant shall also be required to remove the Required Removables in accordance with Article VIII and any Alterations required by Landlord to be removed (or otherwise deemed required by Landlord to be removed) pursuant to Section IX.C of this Lease. If Tenant fails to remove any of Tenant's Property within 5 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

XXXI. Miscellaneous.

     A. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

     B.   Tenant  shall  not  record  this  Lease  or  any  memorandum   without
          Landlord's prior written consent.

     C. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

     D. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

     E. In the event Landlord transfers title to the Buildings or the Project or otherwise restructures the ownership and title to all or a portion of its real property (including properties owned by any affiliate of Landlord), Landlord shall transfer and assign all of its rights and obligations under this Lease and in the Building, Property and/or Project referred to herein to the transferee of Landlord's interest in the Building, Property and/or Project, as the case may be, and upon such transfer Landlord shall be released from any further obligations accruing hereunder (subject to the terms and conditions of Article XXI of this Lease), and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord's obligations under this Lease either by contractual obligation, assumption agreement or by operation of law, and further provided that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during such period of ownership by such party.

     F. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

          Equity Office Properties Management Corp. ("EOPMC") is an affiliate of Landlord and represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

     G. Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the State of California. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

     H. Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

     I. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Articles IV, VIII, XIV, XX, XXV and XXX and Landlord's obligations under Article XIV shall survive the expiration or early termination of this Lease.

     J. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed and delivered by all parties hereto.

     K. All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

     L. Except to the extent prohibited by any applicable Securities and Exchange Commission requirements, or any applicable Federal or State securities laws, Tenant, within 15 days after request, shall provide Landlord with its most recent audited financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

     M. If Tenant fails to perform any of its obligations under this Lease within any period required under this Lease, Landlord shall have the right, but not the obligation, with 3 days prior written notice (except in the case of any dangerous condition or emergency, in which case no notice shall be required) to perform or cause to be performed such obligations on behalf and at the expense of Tenant, and Tenant agrees to reimburse Landlord, as Additional Rent, upon demand, for any expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the lesser of the maximum rate permitted by Law or the Prime Rate (as defined in Article XX) plus 4% per annum.

     N. This Lease shall be subject to the terms and conditions of (a) Declaration Of Covenants, Conditions And Restrictions Of Shoreline Technology Park ("Declaration") imposing certain covenants, conditions and restrictions on the use and management of Shoreline Technology Park, (b) the Bylaws ("Bylaws") of Shoreline Park Association ("Association"), a California nonprofit mutual benefit corporation charged with the responsibility of managing Shoreline Technology Park in accordance with the Declaration, Articles Of Incorporation of the Association ("Articles") and the Bylaws, and (c) the rules ("Rules") adopted from time to time by the Association in accordance with the Declaration providing for restrictions on the use of Shoreline
          Technology Park. The Declaration, Bylaws, Articles and Rules are collectively referred to herein as the "Governing Documents". Any failure to comply with the Governing Documents (after the expiration of the applicable notice and cure period hereunder) shall be a default under the terms of this Lease.

XXXII. Entire Agreement.

     This Lease, including the following exhibits and attachments which are hereby incorporated into and made a part of this Lease, constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A (Outline and Location of Premises), Exhibit B (Building Rules and Regulations), Exhibit C (Commencement Letter), Exhibit D (Work Letter), Exhibit E (Additional Provisions), Exhibit F (Parking Agreement), Exhibit G (Form of Letter of Credit); and Exhibit H (Offering Space).

                       [SIGNATURES ARE ON FOLLOWING PAGE]

     Landlord and Tenant have executed this Lease as of the day and year first above written.


                      LANDLORD:

                      CA-SHORELINE TECHNOLOGY PARK LIMITED PARTNERSHIP, a Delaware limited partnership

                      By: EOM GP, L.L.C., a Delaware limited liability company, its general partner

                               By:      Equity Office Management, L.L.C.,
                                        a Delaware limited liability company,
                                        its non-member manager


                                        By:      /s/ John W. Petersen
                                                 --------------------

                                        Name:    John W. Petersen

                                        Title:   Regional Senior Vice President



                      TENANT:

                      ACTEL CORPORATION, a California corporation


                      By:      /s/ Jon A. Anderson
                               -------------------

                      Name:    Jon A. Anderson

                      Title:   VP of Finance, CFO


                      By:      /s/ David L. Van De Hey
                               -----------------------

                      Name:    David L. Van De Hey

                      Title:   VP & General Counsel and Secretary